EXHIBIT 4(a)
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
     AMENDMENT NO. 2, dated as of November 15, 2007 (“this Amendment”), under the Credit Agreement, dated as of November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) Regent Broadcasting, LLC, a Delaware limited liability company (hereinafter, together with its successors in title and assigns, called the “Borrower”); (2) Regent Communications, Inc., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”, and, together with the Borrower, called, collectively, the “Principal Companies”); (3) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders”); and (4) Bank of America, N.A., as the administrative agent for the Lenders (hereinafter, together with its successors in title and assigns, called the “Administrative Agent”). All of the words and expressions used herein which are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same respective meanings herein as the meanings specified in the Credit Agreement.
     Preliminary Statement. The Borrower has requested that the Lenders amend the Credit Agreement to effect a change to the definition of the term “Consolidated EBITDA”, and the Lenders that are parties to this Amendment (which Lenders constitute Required Lenders) have agreed to amend the Credit Agreement on the terms herein set forth.
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Amendment of Credit Agreement. Effective on and as of November 15, 2007 (“Effective Date”), but, subject, always, to the satisfaction of the conditions precedent set forth in Section 2, the Credit Agreement is hereby amended by amending and restating in its entirety, as follows, the definition of the term “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement:
     “Consolidated EBITDA” means, in relation to any Person and its Subsidiaries for any period, Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, and only to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) provisions for income tax expense (including, without limitation, any franchise taxes imposed in lieu of income taxes), plus (b) Consolidated Interest Expense, amortization or write-off of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, plus (c) depreciation and amortization expense, plus (d) amortization of intangibles (including, without limitation, goodwill) and organization costs, plus (e) any non-cash charges or expenses or non-cash losses (including non-cash losses on Sales of assets outside of the ordinary course of business), plus (f) for any Measurement Period ending on December 31, 2007, March 31, 2008, June 30, 2008 or September 30, 2008, non-recurring costs, expenses and other charges incurred (i) in connection with the preparation, negotiation, execution and delivery of the Settlement Agreement, dated as of September 14, 2007, among the Parent Company, Riley Investment Management LLC and its affiliates party thereto, and SMH

Capital Inc. and its affiliates party thereto, and (ii) in connection with the related “Pending Litigation” (as that term is defined in the Settlement Agreement); provided, however, that, for purposes of calculating the Consolidated EBITDA of the Parent Company and its Subsidiaries for any such Measurement Period, not more than $599,000 in aggregate amount of all such non-recurring costs, expenses and other charges shall be added back to Consolidated Net Income of the Parent Company and its Subsidiaries for any such Measurement Period; and minus, without duplication, and only to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including gains on the Sales of assets outside of the ordinary course of business), plus (ii) any other non-cash income, all as determined on a consolidated basis and in accordance with GAAP.
     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective on and as of the Effective Date when the Administrative Agent shall have received counterparts of this Amendment executed and delivered by each of the Principal Companies and Lenders constituting Required Lenders.
     SECTION 3. Representations and Warranties. Each of the Principal Companies, jointly and severally, represents and warrants to each of the Lenders and the Administrative Agent as follows:
     (a) Corporate Authorization; etc. The execution, delivery and performance by each of the Principal Companies of this Amendment have been duly authorized by all necessary corporate or limited liability company action, as the case may be, and do not and will not: (i) contravene in any material respect any of the terms or other provisions of any of the Governing Documents of any such Credit Party; (ii) conflict in any material respect with or result in any material breach or contravention of, or the creation of any Liens under, any Instrument or other document creating, governing or evidencing any material Contractual Obligation to which such Credit Party is a party or by which such Credit Party or any of its Property is bound or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or any of its Property is subject; or (iii) violate any Applicable Law in any material respect.
     (b) Binding Effect. Each of the Principal Companies has duly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding Obligation of each Principal Company, enforceable against each such Principal Company in accordance with its terms, except (in each case) as enforceability may be limited by applicable bankruptcy, insolvency or other similar Applicable Laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.
     (c) No Default. No Default is continuing on and as of the date hereof. None of the Principal Companies or any of their Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which, individually or together with all such defaults, has had or could reasonably be expected to have a Materially Adverse Effect.
     (d) Materially Adverse Effect. No events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

     SECTION 4. Reference to and Effect on the Credit Agreement; etc. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. For all purposes of the Credit Agreement and the other Loan Documents, this Amendment shall constitute a “Loan Document”. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed by each of the Principal Companies. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENTS OF THE PARTIES.
     SECTION 5. Costs and Expenses. The Borrower shall pay, promptly after request by the Administrative Agent, all reasonable out-of-pocket costs, expenses and fees incurred by the Administrative Agent and its Affiliates (including the Attorney Costs for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment.
     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
     SECTION 7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same Instrument. A set of the copies of this Amendment signed by all of the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of the signature pages to this Amendment by facsimile shall be as effective as delivery of manually executed counterparts of this Amendment.
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***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

     IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE CREDIT AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and in the year first above written.

The Borrower: REGENT BROADCASTING, LLC
By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Executive Vice President and Chief Financial Officer

The Parent Company: REGENT COMMUNICATIONS, INC.
By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Executive Vice President and Chief Financial Officer
**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

The Administrative Agent: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ William J. Faidell
	Name:	William J. Faidell
	Title:	Assistant Vice President

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

The Lenders: BANK OF AMERICA, N.A., as a Lender and the Issuing Lender
By:	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Principal

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

SUNTRUST BANK, as Syndication Agent, a Joint Book Manager and a Lender
By:	/s/ E. Matthew Schaaf, IV
	Name:	E. Matthew Schaaf, IV
	Title:	Vice President

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ Karl Kieffer
	Name:	Karl Kieffer
	Title:	Duly Authorized Signatory

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

BANK OF MONTREAL, as a Lender
By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Managing Director

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

NATIONAL CITY BANK, as a Lender
By:	/s/ Joseph R. Netzel
	Name:	Joseph R. Netzel
	Title:	Senior Vice President

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Pages to Amendment No. 2 to the Credit Agreement follow***

WELLS FARGO FOOTHILL, INC., as a Lender
By:	/s/ Blair K. Mertens
	Name:	Blair K. Mertens
	Title:	Vice President

**Signature Page to Amendment No. 2 to the Credit Agreement**
***Signature Page to Amendment No. 2 to the Credit Agreement follows***

Term B1 Lender: By: Callidus Debt Partners CLO Fund IV, Ltd. By: Its Collateral Manager Callidus Capital Management, LLC
By:	/s/ Peter R. Bennitt
	Name:	Peter R. Bennitt
	Title:	Principal

**Signature Page to Amendment No. 2 to the Credit Agreement**

Term B1 Lender: By: Callidus Debt Partners CLO Fund V, Ltd. By: Its Collateral Manager Callidus Capital Management, LLC
By:	/s/ Peter R. Bennitt
	Name:	Peter R. Bennitt
	Title:	Principal

**Signature Page to Amendment No. 2 to the Credit Agreement**

Term B1 Lender: By: Callidus Debt Partners CLO Fund VI, Ltd. By: Its Collateral Manager Callidus Capital Management, LLC
By:	/s/ Peter R. Bennitt
	Name:	Peter R. Bennitt
	Title:	Principal

**Signature Page to Amendment No. 2 to the Credit Agreement**